CAPITAL RE CORPORATION AND SUBSIDIARIES
           Exhibit 11 Statement Re: Computation of Per Share Earnings (Dollars in thousands except per share amounts)

                                                                   Three Months Ended       Six Months Ended
                                                                        June 30,                June 30,
                                                                  ---------------------  ---------------------
                                                                    1999        1998        1999       1998
                                                                  ---------------------  ---------------------
Net Income from Continuing Operations                              (89,592)     19,683     (70,214)     39,958
Net Income                                                        (106,814)     20,186     (93,879)     39,981

Basic weighted average shares outstanding during the period         32,795      31,865      32,404      31,849
Potentially dilutive employee stock options                            355        1160         344        1102
                                                                  ---------------------  ---------------------
Diluted weighted average shares outstanding during the period       33,150      33,025      32,748      32,951
                                                                  =====================  =====================

Basic earnings per common share from continuing operations          ($2.73)    $  0.62      ($2.17)    $  1.25
                                                                  =====================  =====================
Diluted earnings per common share from continuing operations        ($2.70)    $  0.60      ($2.14)    $  1.21
                                                                  =====================  =====================

Basic earnings per common share                                     ($3.26)    $  0.63      ($2.90)    $  1.26
                                                                  =====================  =====================
Diluted earnings per common share                                   ($3.22)    $  0.61      ($2.87)    $  1.21
                                                                  =====================  =====================


                                       45